EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130310, No. 333-144491, No. 333-152941, and No. 333-161145) of Dealertrack Technologies, Inc. of our report dated February 14, 2014 relating to the consolidated financial statements of Chrome Data Solutions, LP, which appear in this Form 10-K.

/s/ BDO Canada LLP

BDO Canada LLP
Toronto, Canada
February 21, 2014